Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
CRUDE CARRIERS CORP.
ARTICLE I
Offices and Agent
     Section 1. Registered Office and Agent. The address of the registered office of Crude Carriers Corp. (the “Corporation”) in the Republic of The Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.
     Section 2. Other Offices. The Corporation may also have offices at other places, either within or without the Republic of The Marshall Islands, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation shall require.
ARTICLE II
Meetings of Shareholders
     Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such place, if any, either within or without the Republic of The Marshall Islands, as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof. Adjournments of meetings may be held at the place at which the meeting adjourned was being held, or at any other place determined by the Board, whether or not a quorum shall have been present at such adjourned meeting.
     Section 2. Annual Meetings. To the extent required by applicable law or the Amended and Restated Articles of Incorporation of the Corporation (hereinafter the “Articles of Incorporation”), an annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and on such date as shall be determined by the Board and stated in the notice of the meeting. If the Corporation fails to hold an annual meeting within 90 days of the date designated by the Board for such meeting, a special meeting in lieu of an annual meeting may be called by shareholders holding not less than ten percent of the Voting Power (as such term is defined in the Articles of Incorporation) of all outstanding shares entitled to vote at such meeting. The directors of the Corporation shall be entitled to receive notice of and to attend and be heard at any meeting of the shareholders.
     Section 3. Special Meetings. Other than a special meeting in lieu of an annual meeting and except as otherwise provided by applicable law, special meetings of the shareholders shall be called only by the Chairman of the Corporation’s Board of Directors or Chief Executive Officer, in either case at the direction of the Corporation’s Board of Directors as set forth in a resolution stating the purpose or purposes thereof approved by a majority of the entire Board of Directors. Only such business as is specified in the notice of any special meeting of the shareholders shall come before such meeting.
     Section 4. Notice of Meetings. Except as otherwise provided by applicable law, notice of each meeting of the shareholders, whether annual or special, shall be given not less than 15 days nor more than 60 days before the date of the meeting to each shareholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation or, if such shareholder shall have filed with the Corporation’s Secretary a written request that notices be sent to some other address, then directed to such shareholder at such other address. Each such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and by whose direction the notice of the meeting is being issued. Notice of any meeting of the shareholders shall not be required to be given to any shareholder who shall waive notice thereof as provided in Section 4 of Article VIII of these Bylaws. Notice of adjournment of a meeting of the shareholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for lack of quorum or for a period of more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.
     Section 5. Quorum; Adjournment. Except as otherwise provided by applicable law or by the Articles of Incorporation, the holders of a majority in total Voting Power of the outstanding capital stock of the Corporation entitled to vote at a meeting of the shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders; provided that where a separate vote by a class or series of capital stock is required, the holders of a majority in total Voting Power of the outstanding capital stock of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such vote on such matter. The Chairman of the meeting or the holders of a majority of the votes entitled to be cast by the shareholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the holders of a majority of the votes entitled to be cast by the shareholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting, (a) the holders of one-third or more of the total Voting Power of the outstanding capital stock of the Corporation entitled to vote at a meeting of the shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business, and (b) any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting not less than 15 nor more than 60 days before the date of the meeting, unless a different period is prescribed by applicable law.
     Section 6. Proxies. Any shareholder entitled to vote at a meeting of the shareholders may do so in person or by proxy appointed by such shareholder or by such shareholder’s attorney thereto authorized, and bearing a date not more than 11 months from the date on which such proxy was executed, unless such instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of the applicable meeting in order to be counted in any vote at such meeting.
     Section 7. Voting. Except as otherwise provided by the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or its securities or applicable law, and except for the election of directors, any question brought before any meeting of the shareholders at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the capital stock present in person or represented by proxy and entitled to vote on the applicable subject matter.

     Section 8. Organization; Order of Business.
     (a) At every meeting of shareholders, the Chairman of the Board, or in such person’s absence, the Chief Executive Officer, or in the absence of both of them, the Chief Financial Officer or any Vice President, shall act as Chairman of the meeting. In the absence of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer and each Vice President, the Board, or, if the Board fails to act, the shareholders, may appoint any shareholder, director or officer of the Corporation to act as Chairman of any meeting. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
     (b)
     (1) Except as otherwise provided in the Articles of Incorporation, nominations of persons for election to the Board and the proposal of business to be considered by the shareholders at any annual meeting of the shareholders may be made only (i) pursuant to notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board; or (iii) by any shareholder who is a holder of record at the time of the giving of the notice provided for in this Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8.
     (2) Except as otherwise provided in the Articles of Incorporation, for nominations or business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the Board must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary of the Corporation shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting:
     (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
     (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment;
     (iii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made;
     (iv) the class or series and number of shares of the Corporation which are beneficially owned or owned of record by the shareholder proposing such business or nomination and name of the beneficial owner if different from the shareholder;
     (iv) any material interest of the shareholder in such business;
     (v) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and
     (vi) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect.
     The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such shareholder’s nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided that if such shareholder does not appear or send a qualified representative to present such nominee or proposal at such annual meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 8 of Article II, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of shareholders. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
     (3) Notwithstanding anything in paragraph (b)(2) above to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the shareholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a shareholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
     (c) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder who is a holder of record at the time of the giving of notice provided for in this Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8 (except as otherwise provided in the Articles of Incorporation). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the notice of meeting, if the shareholder has given timely notice thereof in proper written form to the Secretary of the Corporation (except as otherwise provided in the Articles of Incorporation). To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, such notice must meet the requirements of paragraph (b)(2) above.
     (d) Except as otherwise provided in the Articles of Incorporation, only such persons who are nominated in accordance with this Section 8 shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. The Chairman of a meeting shall refuse to permit any business to be brought before the meeting which fails to comply with the foregoing or if a shareholder solicits proxies in support of such shareholder’s nominee or proposal without such shareholder having made the representation required by clause (vi) of paragraph (b)(2) above.
     Section 9. Voting List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the shareholders, a complete list of the registered shareholders, as of the record date, entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each such shareholder and the number of shares registered in the name of each such shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting as required by applicable law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder of the Corporation who is present.

     Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to the identity of the shareholders entitled to examine the list required by Section 10 of this Article II or to vote in person or by proxy at any meeting of shareholders.
     Section 11. Record Date. In order that the Corporation may determine the shareholders entitled to (i) notice of or vote at any meeting of the shareholders or any adjournment thereof, (ii) express consent to corporate action by written consent without a meeting unless otherwise provided in the Articles of Incorporation, (iii) receive payment of any dividend or other distribution or allotment of any rights, or exercise any rights in respect of any change, conversion or exchange of stock, or (iv) undertake any other lawful action, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall, unless otherwise required by law, not be, (a) in the case of clause (i) or (ii) above, more than 60 nor less than 15 days before the date of such meeting or the date on which such action by written consent is required to occur, and (b) in the case of clauses (iii) and (iv) above, more than 60 days prior to such action. If no record date is fixed, (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Articles of Incorporation), when no prior action by the Board is required under the Business Corporations Act, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the Republic of The Marshall Islands, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded; and when prior action by the Board is required under the Business Corporations Act, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and (c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
     Section 12. Inspectors of Election. The Corporation may, and at the request of any shareholder or if required by law shall, before or at each meeting of shareholders, appoint one or more inspectors of elections to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the shareholders, the Chairman of the meeting may, and at the request of any shareholder or if required by law shall, appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of outstanding shares of capital stock of the Corporation and the Voting Power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of the shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
     Section 13. Public Announcements. For the purpose of Section 8 of this Article II, “public announcement” shall mean disclosure (a) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or (b) in a communication distributed generally to shareholders and in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor provisions thereto.
ARTICLE III
Board of Directors
     Section 1. General Powers. The business of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of applicable law, the Articles of Incorporation and these Bylaws; provided that no Bylaws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.
     Section 2. Number of Directors. The number of directors of the Corporation shall not be less nor more than the range specified in the Articles of Incorporation, the exact number of directors to be such number as may be set from time to time by resolution adopted by affirmative vote of a majority of the entire Board. As used in these Bylaws, the term “entire Board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships.
     Section 3. Election of Directors.
     (a) Except as otherwise required by statute or by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares of the Corporation entitled to vote thereon, voting together as a single class.
     (b) Unless otherwise determined by the Board, a director shall not be qualified or eligible for re-election to the Board for a subsequent term if such director has failed to attend (in person or by conference telephone) at least fifty percent (50%) of the total number of meetings of the Board and any committees of the Board of which he or she is a member (other than such failures attributable to the applicable director’s illness, death or illness in such director’s family or similar circumstance) held during the course of such director’s then current term.
     Section 4. Resignations. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect after receipt of the applicable notice of resignation by the Board, the Chairman of the Board, the Chief

Executive Officer or the Secretary of the Corporation at the time specified in such notice or, if no time is specified, immediately upon receipt of such notice by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Removal of Directors. Directors may only be removed as provided in the Articles of Incorporation.
     Section 6. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled as provided in the Articles of Incorporation.
     Section 7. Chairman of the Board. The directors shall elect one of their members to be Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the shareholders and of the Board. In addition, the Chairman of the Board shall perform such other duties as may from time to time be assigned by the Board. The Chairman of the Board may or may not be a senior officer of the Corporation. The Chairman of the Board shall not be an executive director, unless so specified by his appointment to an additional office within the Corporation. The Chairman of the Board shall be subject to the control of and may be removed from such office by the Board.
     Section 8. Annual Meetings. The Board shall meet for the election of officers and the transaction of other business as soon as practicable after each annual meeting of the shareholders, and no notice of such meeting shall be necessary in order legally to constitute the meeting; provided that a quorum is present. Such meeting may be held at any other time or place specified in a notice given as hereinafter provided for regular meetings of the Board.
     Section 9. Regular Meetings. The Board may hold meetings, both regular and special, either within or without the Republic of The Marshall Islands. Regular meetings of the Board may be held at such time and at such place as may from time to time be determined by the Board. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of regular meetings of the Board by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic transmission or personal service at least two days before the meeting, unless such notice requirement is waived in writing or by electronic transmission by such director.
     Section 10. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary of the Corporation upon the written request of not less than a majority of the members of the Board then in office. Special meetings of the Board shall be held at such time and place as shall be designated in the notice of the meeting. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic transmission or personal service at least two days before the meeting, unless such notice requirement is waived in writing or by electronic transmission by such director. Unless otherwise stated in the notice thereof, any and all business shall be transacted at any meeting without specification of such business in the notice.

     Section 11. Quorum. Except as otherwise required by applicable law, the Articles of Incorporation or these Bylaws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
     Section 12. Manner of Acting. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, all matters presented to the Board (or a committee thereof) shall be approved by the affirmative vote of a majority of the directors present at any meeting of the Board (or such committee) at which there is a quorum (the foregoing is referred to herein as a “simple majority”).
     Section 13. Organization. Meetings shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by such other person as the directors may select. The Board shall keep written minutes of its meetings. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
     Section 14. Action by Written Consent. Unless otherwise required by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or such electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof in accordance with applicable law.
     Section 15. Meetings by Electronic Means. Unless otherwise required by the Articles of Incorporation or these Bylaws, members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 15 shall constitute presence in person at such meeting.
     Section 16. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock-based compensation) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 16 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.
ARTICLE IV
Committees
     Section 1. Constitution and Powers. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, the Board may, by resolution of a simple majority of its members, designate one or more committees. Each committee shall consist of one or more directors of the Corporation. Except as provided by applicable law, the Articles of Incorporation or these Bylaws, the Board, by a simple majority vote of its members, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any matters which would not otherwise require a higher vote than a simple majority vote of the Board. Except as required by applicable law, the Articles of Incorporation or these Bylaws, for those matters that require a higher vote of the Board than a simple majority vote, the Board, by such requisite higher vote, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any such matters requiring such requisite higher vote.
     Section 2. Independent Directors’ Committee. The Corporation shall have an Independent Directors’ Committee to oversee the Corporation’s and its subsidiaries’ accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of consolidated financial statements of the Corporation and its subsidiaries. The Independent Directors’ Committee shall also determine the appointment of the independent auditors of the Corporation and any change in such appointment and ensure the independence of the Corporation’s auditors. Furthermore, the Independent Directors’ Committee shall oversee and advise on certain conflicts of interest between the Corporation and the entity that serves as its manager and such entity’s affiliates. In addition, the Independent Directors’ Committee shall assume such other duties and responsibilities delegated to it by the Board and specified for it under applicable law.
     Section 3. Organization of Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Each committee that may be established by the Board may fix its own rules and procedures. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall be responsible to the Board for the conduct of the enterprises and affairs entrusted to them. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members.
ARTICLE V
Officers
     Section 1. Officers. The Board shall elect a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Chief Executive Officer shall be or become a Director. The Board may elect from time to time such other officers as, in the opinion of the Board, are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.
     Section 2. Chief Executive Officer. The Chief Executive Officer shall have supervisory authority over the business, affairs and property of the Corporation, and over the activities of the executive officers of the Corporation. The Chief Executive Officer may enter into and execute in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chief Executive Officer shall have all authority incidental to the office of Chief Executive Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Board and shall report directly to the Board. If so elected by the Board, the Chairman of the Board may be the Chief Executive Officer.

     Section 3. President. The President, if elected, shall have general supervision of the daily business, affairs and property of the Corporation. He shall have all authority incidental to the office of President and shall have such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board.
     Section 4. Chief Financial Officer. The Chief Financial Officer shall be the principal financial and accounting officer of the Corporation and shall have such powers and perform such duties as may from time to time be assigned by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, the Chief Financial Officer may sign and execute contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board.
     Section 5. Secretary. The Secretary shall act as Secretary of all meetings of the shareholders and of the Board; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation in connection with meetings of shareholders and of the Board are duly given; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates for stock of the Corporation and to all documents or instruments requiring the same, the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these Bylaws; shall have charge of the stock records and also of the other books, records and papers of the Corporation relating to its organization and acts as a corporation, and shall see that the reports, statements and other documents related thereto required by law are properly kept and filed, all of which shall, at all reasonable times, be open to the examination of any director for a purpose reasonably related to such director’s position as a director; and shall, in general, have all authority incident to the office of Secretary and such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board.
     Section 6. Vice Presidents. The Vice Presidents, if elected, shall have such powers and shall perform such duties as may from time to time be assigned to them by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, Vice Presidents may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board.
     Section 7. Treasurer. If elected, the Treasurer shall, if required by the Chief Executive Officer or the Board, give a bond for the faithful discharge of duties, in such sum and with such sureties as may be so required. Unless the Board otherwise declares by resolution, the Treasurer shall have custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever; deposit all such money in the name of the Corporation in such banks, trust companies or other depositories as the Board may designate; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board, and be responsible for the accuracy of the amounts of all funds so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer’s direction, full and adequate accounts of all money received and paid by the Treasurer for the account of the Corporation; render to the Board, any duly authorized committee of directors or the Chief Executive Officer, whenever they or any of them, respectively, shall require the Treasurer to do so, an account of the financial condition of the Corporation and of all transactions of the Treasurer; and, in general, have all authority incident to the office of Treasurer and such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board. Any

Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such other duties and have such other powers as the Board may from time to time prescribe.
     Section 8. Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries, if elected, shall perform such duties as from time to time shall be assigned to them by the Chief Executive Officer or the Board or by the Treasurer, Controller or Secretary, respectively. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.
     Section 9. Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof or by any superior officer upon whom such power may be conferred by the Board.
     Section 10. Resignation. Any officer may resign at any time by giving notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation in writing or by electronic transmission. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.
     Section 11. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled at any time by the Board, or if such officer was appointed by the Chief Executive Officer, then by the Chief Executive Officer.
     Section 12. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Chief Financial Officer or the Treasurer, with approval of the Chief Executive Officer, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Chief Executive Officer shall deem necessary or appropriate; provided that payments from such bank accounts are to be made upon and according to the check of the Corporation as shall be specified in the written instructions of the Chief Financial Officer or the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chief Executive Officer.
     Section 13. Voting of Stock Held. Unless otherwise provided in the Articles of Incorporation or directed by the Board, the Chief Executive Officer may from time to time personally or by an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, limited liability company, partnership, trust or legal entity (“Person”) any of the stock or securities of which may be held by the Corporation, at meetings of the holders of the stock or other securities of such Person, or consent in writing to any action by any such Person, and may instruct any person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as the Secretary may deem necessary or proper in the premises; or may attend any meeting of the holders of stock or other securities of any such Person and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such Person.

ARTICLE VI
Capital Stock
     Section 1. Common Stock. The Common Stock of the Corporation shall be uncertificated and ownership thereof shall be recorded exclusively on the books of the transfer agent or registrar for the Common Stock, or, if there is no such transfer agent or registrar, on the books of the Corporation.
     Section 2. Class B Stock.
     (a) Every holder of Class B Stock of the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board or any of the Vice Presidents and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.
     (b) Any or all signatures on the certificate may be a facsimile. In case an officer, transfer agent or registrar that has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
     (c) The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation and its transfer agents and registrars with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.
     Section 3. Transfers of certificated stock. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, and upon surrender of the certificate or certificates for such stock properly endorsed. Every certificate exchanged, returned or surrendered shall be marked “Canceled”, with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation, its shareholders or creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
     Section 4. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.
     Section 5. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
     Section 6. Regulations. Except as otherwise provided by applicable law or in the Articles of Incorporation, the Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.
     Section 7. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions in the Articles of Incorporation, may be declared by the Board at any regular or special meeting, and may be paid in cash, in property or in securities of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.
ARTICLE VII
Indemnification
     Section 1. Directors’ Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person that was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative (collectively, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such proceeding or any claim made in connection therewith. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 1 of Article VII. Subject to the first sentence of the next paragraph, the Corporation shall be required to indemnify or make advances to a person in connection with a Proceeding (or part thereof) initiated by such person only if the initiation of such Proceeding (or part thereof) was authorized by the Board or reasonably necessary to the effective defense of another Proceeding.
          The Corporation shall pay the expenses (including attorneys’ fees) incurred by any person that is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, in defending any Proceeding in advance of its final disposition; provided that the payment of expenses incurred by such a person in defending any Proceeding in advance of its final disposition shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Section 1 of Article VII or otherwise. If a claim for indemnification after the final disposition of the Proceeding is not paid in full within 90 calendar days after a written claim therefor has been received by the Corporation or if a claim for payment of expenses under this Section 1 of Article VII is not paid in full within 20 calendar days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.
          The rights conferred on any person by this Section 1 of Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or resolution of disinterested directors or otherwise. The Corporation’s obligation, if any, to indemnify any person that was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity, as applicable.
          Any amendment, modification or repeal of the foregoing provisions of this Section 1 of Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
     Section 2. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or other person indemnified hereunder and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such person.
ARTICLE VIII
General Provisions
     Section 1. Books and Records. The books and records of the Corporation may be kept at such places within or without the Republic of The Marshall Islands as the Board may from time to time determine and may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
     Section 2. Seal. The Board shall approve a corporate seal which shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or otherwise.
     Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined and may be changed by resolution of the Board.
     Section 4. Notices and Waivers Thereof.
     (a) Whenever notice is required by applicable law, the Articles of Incorporation or these Bylaws to be given to any director, member of a committee or shareholder, such notice may be given personally, by mail or as otherwise permitted by law, or in the case of directors or officers, by facsimile transmission or other electronic transmission, addressed to such address as appears on the books of the Corporation. Any notice given by facsimile transmission shall be deemed to have been given upon confirmation of receipt by the addressee.
     (b) Whenever any notice is required by applicable law, the Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors needs to be specified in any waiver of notice unless so required by applicable law, the Articles of Incorporation or these Bylaws.
     Section 5. Amendments. These Bylaws may be amended only as set forth in the Articles of Incorporation.
     Section 6. Saving Clause. These Bylaws are subject to the provisions of the Articles of Incorporation and applicable law. If any provision of these Bylaws is inconsistent with the Articles of Incorporation, the Business Corporations Act, or the New York Stock Exchange Listing Standards, such provision shall be invalid only to the extent of such conflict, and such conflict shall not affect the validity of any other provision of these Bylaws.